Exhibit 4.4


                       THIRD AMENDMENT TO CREDIT AGREEMENT


         This THIRD Amendment to CREDIT Agreement dated as of February 25, 2002 (the "Amendment") by and among JOHN H. HARLAND COMPANY, a Georgia corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent") and as Lead Arranger, WACHOVIA BANK, N.A., as Syndication Agent (the "Syndication Agent"), BANK OF AMERICA, N.A., as Documentation Agent (the "Documentation Agent"), FLEET NATIONAL BANK, as Senior Managing Agent, BNP PARIBAS, as Senior Managing Agent and FIRST UNION NATIONAL BANK, as Senior Managing Agent (each a "Senior Managing Agent").

         WHEREAS, the Borrower, the Agent and the Lenders are parties to that certain Credit Agreement dated as of August 23, 2000, as amended by that certain First Amendment to Credit Agreement dated as of October 19, 2000, as amended by that certain Second Amendment to Credit Agreement dated as of February 28, 2001, by and among the Borrower, the Administrative Agent and the other Lenders (as so amended, the "Credit Agreement"; all capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement), pursuant to which the Lenders have made available certain financial accommodations to the Borrower;

         WHEREAS, the parties wish to amend the Credit Agreement to, among other things, modify the definition of "Permitted Acquisitions", but only on the terms and conditions contained herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto agree as follows:

         Section 1.  Amendments.
                     ----------

         (a) The Credit Agreement is hereby amended by deleting the definition of "Permitted Acquisitions" from Section 1.01 and substituting in lieu thereof the following new definition of "Permitted Acquisitions":

                           ""Permitted Acquisitions" shall mean (i) the
                  Acquisition of Concentrex and (ii) any other Acquisition so long as (a) at the time of such Acquisition, no Default or Event of Default is in existence, (b) such acquisition has been approved by the board of directors of the Person being acquired prior to any public announcement thereof, (c) the Total Acquisition Consideration of any single Acquisition does not exceed $100,000,000, and (d) the Total Acquisition Consideration of all Acquisitions consummated in any rolling twelve month period, commencing with Acquisitions consummated after January 1, 2002, does not exceed $150,000,000."

         Section 2.  Benefits of Loan Documents.
                     --------------------------
         Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment, and as the Credit Agreement may from time to time be further amended, supplemented, restated or otherwise modified in the future by one or more other written amendments or supplemental or modification agreements entered into pursuant to the applicable provisions thereof.

         Section 3. Conditions to Effectiveness of Amendment.
                     ----------------------------------------
         The effectiveness of this Amendment is subject to the condition precedent that each of the following be received by the Administrative Agent (unless otherwise waived in writing by the Administrative Agent), each of which shall be satisfactory in form and substance to the Administrative Agent:

         (a)  this Amendment executed by each of the parties hereto;

         (b) the Acknowledgment and Consent of the Guarantors, substantially in the form of Exhibit A hereto, executed by each of the Guarantors (as defined below)(the "Acknowledgment"); and

         (c) such other approvals, opinions or documents as the Administrative Agent may reasonably request.

         Section 4.  Representations.
                     ---------------
         The Borrower represents to the Lenders that:
         (a) The execution, delivery and performance by the Borrower of this Amendment, (a) does not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority,
(c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

         (b) The execution, delivery and performance by the Borrower of this Amendment is within the Borrower's organizational powers and has been duly authorized by all necessary organizational, and if required, stockholder action. This Amendment has been duly executed and delivered by the Borrower, and constitutes valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 5. Reaffirmation.
                    --------------
         The Borrower hereby repeats and reaffirms all representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents to which it is a party as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full except to the extent such representations expressly relate to an earlier date or have been updated to the extent permitted by the Credit Agreement.

         Section 6.  Reaffirmation and  Representations  by Guarantors.
                     -------------------------------------------------
         By execution of the Acknowledgment, each Subsidiary that has executed a Subsidiary Guarantee Agreement (a "Guarantor"):

         (a) reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Subsidiary Guarantee Agreement to which it is a party, and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of such Subsidiary Guarantee Agreement, or reduce, impair or discharge the obligations of such Guarantor thereunder; and

         (b)  represents to the Lenders that:

         (i) such Guarantor has the right and power, and has taken all necessary action to authorize it, to execute and deliver the Acknowledgment, and to perform the Acknowledgment in accordance with its terms. The Acknowledgment has been duly executed and delivered by the duly authorized officers of each Guarantor, and is a legal, valid and binding obligation of each Guarantor enforceable against each Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity; and

         (ii) the execution, delivery and performance by such Guarantor of the Acknowledgment, (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Guarantor or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on such Guarantor or any of its assets or give rise to a right thereunder to require any payment to be made by such Guarantor and (d) will not result in the creation or imposition of any Lien on any asset of such Guarantor, except Liens (if any) created under the Loan Documents.

         Section 7.  Benefits.
                     --------
         This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 8.  GOVERNING  LAW.
                     --------------
         THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 9. Effect.
                    ------
         Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect.

         Section 10.  Counterparts.
                      ------------
         This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties.

                         [Signatures on following page]

         IN WITNESS WHEREOF, the parties have caused this Third Amendment to Credit Agreement to be executed by their authorized officers all as of the day and year first above written.

                                  JOHN H. HARLAND COMPANY

                                  By     _________________________________
                                  Name:  John Stakel
                                  Title: Treasurer

                                  [SEAL]


                                  SUNTRUST BANK, as Administrative Agent, as Lead Arranger, as Issuing Bank, as Swingline Lender and as a Lender


                                  By     _________________________________
                                  Name:  Brian Peters
                                  Title: Managing Director


                                  WACHOVIA BANK, N.A., as Syndication Agent and as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  BANK OF AMERICA, N.A., as Documentation Agent and as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  FLEET NATIONAL BANK, as Senior Managing Agent and as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  BNP PARIBAS, as Senior Managing Agent and as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  FIRST UNION NATIONAL BANK, as Senior Managing Agent and as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  THE INDUSTRIAL BANK OF JAPAN, LIMITED, as a
                                  Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  FIFTH THIRD BANCORP, as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________


                                  FIRSTAR BANK, N.A., as a Lender


                                  By:    __________________________________
                                  Name:
                                         __________________________________
                                  Title:
                                         __________________________________

               ACKNOWLEDGMENT AND CONSENT OF SUBSIDIARY GUARANTORS


         Each of the undersigned Subsidiaries hereby (i) acknowledges receipt of the foregoing Third Amendment to Credit Agreement by and among John H. Harland Company, the Lenders under the Credit Agreement (the "Lenders") and SunTrust Bank, Atlanta, in its capacity as administrative agent for the Lenders (the "Administrative Agent") (the "Amendment"), (ii) consents to the Amendment, (iii) agrees and acknowledges to the terms thereof including, without limitation, the representations and agreements of the each of the undersigned set forth in
Section 7 of the Amendment, and (iv) restates and affirms its respective obligations under its Subsidiary Guarantee Agreement previously executed and delivered in favor of the Agent (for the ratable benefit of the Lenders) without defense, counterclaim or set-off.

         IN WITNESS WHEREOF, each of the undersigned Subsidiaries has executed this Acknowledgment and Consent of Subsidiary Guarantors this ___ day of February, 2002.

                          HARLAND INTERNATIONAL COMPANY
                          HARLAND DATAPRINT, INC.
                          JOHN H. HARLAND COMPANY OF
                              PUERTO RICO
                          SCANTRON CORPORATION
                          SCANTRON QUALITY COMPUTERS, INC.
                          THE CHECK STORE, INC.
                          CENTRALIA HOLDING CORP.
                          VENUS FLYTRAP CORPORATION
                          CONCENTREX INSURANCE GROUP, INC.
                          MONEYSCAPE HOLDINGS, INC.
                          ULTRADATA CORPORATION
                          CONCENTREX INCORPORATED
                          HARLAND BUSINESS PRODUCTS, INC.


                          By:
                              -----------------------------------------
                              Name: John C. Walters
                              Title: Vice President


                          MECA SOFTWARE, L.L.C.


                          By:
                              -----------------------------------------
                              Name: John C. Walters
                              Title: Manager